(d)(2)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA SEPARATE PORTFOLIOS TRUST

OPERATING EXPENSE LIMITS

	Class A	Class I	Class P	Class SMA
Voya Emerging Markets Corporate Debt Fund Initial Term Expires August 1, 2014	N/A	1.10%	0.15%	N/A
Voya Emerging Markets Hard Currency Debt Fund Initial Term Expires August 1, 2014	N/A	0.90%	0.15%	N/A
Voya Emerging Markets Local Currency Debt Fund Initial Term Expires August 1, 2014	N/A	0.95%	0.15%	N/A
Voya Investment Grade Credit Fund Initial Term Expires August 1, 2008 Initial Term for Class P Expires August 1, 2014	N/A	N/A	0.15%	0.00%
Voya Retirement Solution 2020 Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.80%	N/A	N/A
Voya Retirement Solution 2025 Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.82%	N/A	N/A
Voya Retirement Solution 2030 Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.86%	N/A	N/A
Voya Retirement Solution 2035 Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.90%	N/A	N/A

(d)(2)(i)

	Class A	Class I	Class P	Class SMA
Voya Retirement Solution 2040 Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.92%	N/A	N/A
Voya Retirement Solution 2045 Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.92%	N/A	N/A
Voya Retirement Solution 2050 Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.92%	N/A	N/A
Voya Retirement Solution 2055 Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.92%	N/A	N/A
Voya Retirement Solution Income Fund[1] Initial Term for Class I Expires October 1, 2014	N/A	0.66%	N/A	N/A
Voya Securitized Credit Fund Initial Term for Class P Expires August 1, 2016 Initial Term for Classes A and I Expires August 1, 2016	1.00%	0.75%	0.05%	N/A

/s/ HE
HE

Effective Date: July 31, 2015 to reflect the addition of Class A shares and Class I shares for Voya Securitized Credit Fund.

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[1]	The operating expense limits set out above apply at the Fund Level and include expenses of the underlying investment companies in which the Funds invest.

2